Exhibit 4.49

MORTGAGE AND SECURITY AGREEMENT

Dated: December 18, 2020

from

UNITIL REALTY CORP., Mortgagor

a New Hampshire corporation,

having an office at:

6 Liberty Lane West

Hampton, New Hampshire 03842

to

TD BANK, N.A., Mortgagee

a national banking association

having an office at:

300 Franklin Street

Manchester, New Hampshire 03101

This document serves as a Fixture Filing under the

New Hampshire Uniform Commercial Code.

LOCATION OF PROPERTY:

Street Address	: 6 Liberty Lane West
City/Town	: Hampton
County	: Rockingham
State	: New Hampshire

MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”), dated as of December 18, 2020, given by UNITIL REALTY CORP., a New Hampshire corporation, having an address at 6 Liberty Lane West, Hampton, New Hampshire 03842 (“Mortgagor”), in favor of TD BANK, N.A., a national banking association, having an office at 300 Franklin Street, Manchester, New Hampshire 03842 (“Mortgagee”).

W I T N E S S E T H:

WHEREAS, Mortgagor is the owner of, that certain parcel of real property commonly known as 6 Liberty Lane West, located in the Town of Hampton, County of Rockingham, New Hampshire, as more particularly described in Schedule A attached hereto and made a part hereof;

WHEREAS, concurrently herewith, Mortgagor is borrowing from Mortgagee the principal sum of $4,720,000 (the “Mortgage Amount”) and, in connection therewith, Mortgagor has executed and delivered to Mortgagee that certain (a) Mortgage Loan Note, dated of even date herewith, made by Mortgagor, as borrower, in favor of Mortgagee, as lender, in the original principal amount of $4,720,000 (such Mortgage Loan Note, as the same may be hereafter amended, modified, restated, renewed, replaced, supplemented or extended, being hereinafter called the “Note”) and (b) Loan Agreement, dated of even date herewith, between Mortgagor and Mortgagee (as the same may be hereafter amended, modified, restated, renewed, replaced, supplemented or extended being hereinafter called the “Loan Agreement”), which Note and Loan Agreement evidence certain indebtedness and other obligations of Mortgagor to Mortgagee; and

WHEREAS, to secure the payment of the indebtedness and other amounts under the Note and the Loan Agreement in the Mortgage Amount, together with interest thereon at the interest rate or rates set forth in the Note, and together with any other sums that may become due and payable hereunder or under the Note, the Loan Agreement or the other Loan Documents and under any Hedging Contract (as hereinafter defined), and to secure the performance by Mortgagor of its obligations hereunder, under the Note, the Loan Agreement and the other Loan Documents and any Hedging Contract, and all other Obligations (as hereinafter defined), Mortgagor has agreed to execute and deliver this Mortgage to Mortgagee.

Certain Definitions

As used in this Mortgage, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and to the plural forms of such terms.

“Affiliate” shall have the meaning set forth in the Loan Agreement.

“Affiliate Counterparty” shall have the meaning set forth in the Loan Agreement.

“Agreements” shall mean all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications, warranties, guarantees, and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted at the Property or any part thereof, or relating to any of the Chattels, and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of an Event of Default hereunder, to receive and collect any sums payable to Mortgagor thereunder.

“Chattels” shall mean the Equipment, the Fixtures, the Personal Property and all other assets of Mortgagor.

“Claim” shall mean any action, claim, counterclaim, cross-claim, cause of action, suit, liability, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including, without limitation, all fees, costs and expenses incurred in connection therewith of attorneys, consultants, contractors and experts.

“Code” shall mean the Uniform Commercial Code in effect in the State, as amended from time to time.

“Default Rate” shall have the meaning set forth in the Note.

“Easements” shall mean all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights, mineral rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and/or the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interest, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and/or the Improvements and every part and parcel thereof, with the appurtenances thereto.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the Code, now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishing, and electronic data-processing and other office equipment now owned or hereafter acquired by Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto. Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases at the Property, except to the extent that Mortgagor shall have any rights or interest therein.

“Events of Default” shall mean the events and circumstances described as such in Section 2.01 hereof.

“Expenses” shall have the meaning set forth in the Loan Agreement.

“Fixtures” shall mean all Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and/or Improvements that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation at the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Property, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor’s interest therein) and all other utilities whether or not situated in Easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof. Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases at the Property, except to the extent that Mortgagor shall have any right or interest therein.

“Hedging Contract” shall have the meaning set forth in the Loan Agreement.

“Hedging Obligations” shall have the meaning set forth in the Loan Agreement.

“Improvements” shall mean all structures, buildings, additions, extensions, modifications, and all other improvements of any kind whatsoever, and replacements of any of the foregoing, now or hereafter located at or upon the Land.

“Intangibles” shall mean all “general intangibles” (as such quoted term is defined in the Code) in any way relating to the Property, or any part thereof, and that Mortgagor owns, including, without limitation, all intellectual property, goodwill and books and records relating to the business operated or to be operated on the Property or any part thereof, together with all unearned premiums, accrued, accruing or to accrue under all insurance policies now or hereafter obtained by Mortgagor insuring the Mortgaged Property and all rights and interest of Mortgagor thereunder.

“Impound Account” shall have the meaning set forth in Section 1.09(c).

“Interest Rate” shall have the meaning accorded such term in the Note.

“Land” shall mean the real property described in Schedule A attached hereto and by this reference made a part hereof, including, without limitation, all of the air space, easements, rights, privileges, royalties and appurtenances thereunto belonging or in anywise appertaining thereto, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets, alleys and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired.

“Laws” shall mean any federal, state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

“Loan” shall mean the loan from Mortgagee to Mortgagor evidenced by the Note and the Loan Agreement, which are being secured by, among other things, this Mortgage.

“Loan Agreement” shall have the meaning accorded such term in the recitals of this Mortgage.

“Loan Documents” shall have the meaning set forth in the Loan Agreement and shall include, without limitation, this Mortgage, the Note and the Loan Agreement and all other documents, agreements, instruments, certificates, title policies and the like securing and/or evidencing the Mortgage Amount and other Obligations and/or executed and/or delivered by or on behalf of Mortgagor in connection with the closing of the Loan or at any time thereafter (but excluding any Hedging Contract).

“Mortgage Amount” shall have the meaning accorded such term in the recitals of this Mortgage.

“Mortgaged Property” shall have the meaning accorded such term in the Granting Clause of this Mortgage.

“Note” shall have the meaning accorded such term in the recitals of this Mortgage.

“Obligations” shall have the meaning accorded such term in the Granting Clause of this Mortgage.

“Person” shall have the meaning set forth in the Loan Agreement.

“Personal Property” shall mean all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, contract rights, accounts, including, without limitation, all bank accounts maintained by or on behalf of Mortgagor, the Impound Account (as hereafter defined), if any, and any other accounts established pursuant to any of the Loan Documents or any Hedging Contract, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Code), other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof, and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to the lien of any security interest, as defined in the Code, superior to the lien of this Mortgage, and all proceeds and products of the foregoing.

“Power of Sale” shall mean the right, power and authority of Mortgagee to sell or cause the sale of the Mortgaged Property and/or a part or parts thereof, at public sale or auction, after any Event of Default and in accordance with and pursuant to any statute or law of the state or jurisdiction in which the Property are located permitting the sale of property subject to a mortgage or security agreement in a non-judicial foreclosure sale, as any such statute or law may be in effect on the date hereof, or may be hereinafter enacted and/or modified or amended, or any successor statute or statutes, and/or under and pursuant to any other laws or regulations now in effect and/or hereafter enacted, which provides for and/or enables the property encumbered by a mortgage to be sold by a mortgagee and/or its respective agents and/or representatives in a public and/or private non-judicial sale, including, without limitation, the STATUTORY POWER OF SALE pursuant to New Hampshire RSA 479:25.

“Property” shall mean, collectively, the Land and the Improvements.

“State” shall mean the State of New Hampshire.

All terms of this Mortgage not defined above shall have the respective meanings accorded such terms in this Mortgage. All capitalized terms used herein but not defined in this Mortgage shall have the meanings ascribed thereto in the Loan Agreement.

Granting Clause

NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure payment of the principal of the Note and the interest and any and all other sums payable on the Note, under this Mortgage or the other Loan Documents, and all Hedging Obligations as well as, without limitation, all loans, advances, indebtedness, notes, liabilities, and all other amounts, in each case, liquidated or unliquidated, owing by Mortgagor to Mortgagee or any Affiliate Counterparty or any other Affiliate of Mortgagee any time, of each and every kind, nature and description, whether arising under this Mortgage or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Mortgagor to Mortgagee or any Affiliate Counterparty or any other Affiliate thereof; or are due indirectly by Mortgagor to Mortgagee or any Affiliate Counterparty or any other Affiliate thereof as endorser, guarantor or other surety, or as borrower of obligations due third Persons which have been endorsed or assigned to Mortgagee or any Affiliate Counterparty or any other Affiliate thereof, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents or any Hedging

Contract and the performance and observance of all the other provisions hereof, of the Note, the other Loan Documents and any Hedging Contract (all of such sums payable, indebtedness and obligations are hereinafter referred to, collectively, as the “Obligations”), hereby gives, grants, mortgages, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee for itself and as agent for any Affiliate Counterparty or any other Affiliate holding any Obligations, and its successors and assigns, with MORTGAGE COVENANTS, except for those permitted encumbrances and other matters set forth on Schedule B of the title insurance policy insuring the lien of this Mortgage (collectively, the “Permitted Encumbrances”), all its estate, right, title and interest in, to and under any and all of the following described property (collectively, the “Mortgaged Property”), whether now owned or held or hereafter acquired:

(a) the Land;

(b) the Improvements;

(c) the Easements;

(d) the Chattels;

(e) the Intangibles;

(f) the Agreements;

(g) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) all proceeds in respect of the Mortgaged Property under any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(i) all refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax appeal or any applications or proceedings for reduction or otherwise;

(j) all leases and other agreements affecting the use, enjoyment or occupancy of the Property or any part thereof heretofore or hereafter entered into (collectively, the “Leases”) and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, cash, letters of credit or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases;

(k) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property; and

(l) all proceeds of any of the foregoing converted into cash, property, claims or otherwise.

TO HAVE AND TO HOLD unto Mortgagee and its successors and assigns, forever to its and their own proper use and behoof; and Mortgagor also does for itself, its successors and assigns, covenant with Mortgagee, and their successors and assigns, that at and until the ensealing of these presents, it is well seized of the Property in fee simple, and has good right to mortgage, bargain and sell the same and that the same are free from all encumbrances whatsoever except for the Permitted Encumbrances.

This Mortgage is upon the STATUTORY CONDITION, upon the breach of which or any covenant, agreement, or condition of Mortgagor under any of the Loan Documents or Hedging Contract, Mortgagee shall have the STATUTORY POWER OF SALE.

This Mortgage is intended to constitute (i) a Mortgage Deed under New Hampshire RSA c. 479; (ii) a security agreement and financing statement under the Code as enacted in the State; and (iii) a notice of assignment of rents or profits. This Mortgage shall also operate as a financing statement filed as a fixture filing in accordance with the applicable provisions of the Code.

This Mortgage is also intended to operate and be construed as an unconditional, absolute and present assignment of the Leases, Rents, issues and profits of the Mortgaged Property, and not an assignment in the nature of a pledge of the Leases, Rents, issues and profits or a mere grant of a security interest therein, Mortgagor hereby agreeing, that Mortgagee is entitled to receive the Leases, Rents, issues and profits of the Mortgaged Property prior to an Event of Default and without entering upon or taking possession of the Mortgaged Property; provided however that Mortgagee shall not be obligated to perform or discharge any obligation of Mortgagor under any Lease, the assignment of Leases, Rents, issues and profits provided for in this Mortgage in no manner placing on Mortgagee any responsibility for (i) the control, care, management or repair of the Mortgaged Property, (ii) the carrying out of any of the terms and conditions of any Lease, (iii) any waste committed on the Mortgaged Property, or (iv) any dangerous or defective condition on the Mortgaged Property (whether known or unknown). Mortgagor further agrees that neither the foregoing assignment of Leases, Rents, issues and profits, nor the assignment provided for in the Assignment of Leases and Rents, nor the exercise of any of Mortgagee’s rights and remedies in Article II hereof shall be deemed to make Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof. The appointment of any receiver for the Mortgaged Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of any part of the Mortgaged Property by such receiver, shall not be deemed to make Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof. So long as no Event of Default shall exist, however, and so long as Mortgagor is not in default of any obligation, covenant or agreement contained in any Lease, Mortgagor shall have a license, which license shall terminate automatically and without notice upon any Event of Default or a default by Mortgagor under any Lease to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all rents in trust for Mortgagee and to use the Rents for the payment of the cost of operating and maintaining the Mortgaged Property and for the payment of the Expenses and other obligations of Mortgagor pursuant to the Loan Documents and any Hedging Contract before using the Rents for any other purpose.

ARTICLE I

Particular Covenants of Mortgagor

Mortgagor represents, warrants, covenants and agrees as follows:

SECTION 1.01 Mortgagor represents and warrants that it has a good and marketable title to an indefeasible fee estate in the Property subject to no lien, charge or encumbrance, other than the Permitted Encumbrances; that it will own the Chattels free and clear of liens and claims; that this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property subject only to the exceptions referred to above or in Schedule A; that the execution and delivery of each of this Mortgage, the Note, the other Loan Documents and the Hedging Contracts have been duly authorized by Mortgagor and that there is no provision in any document relating to Mortgagor that evidences or establishes the existence of Mortgagor requiring further consent for such action by any other Person; that it is duly organized, validly existing and is in good standing under the laws of the state of its organization; that it has (i) all necessary licenses, authorizations, registrations, permits and/or approvals and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it of and performance of its obligations under this Mortgage, the Note and the other Loan Documents or any Hedging Contract will not result in Mortgagor being in default under any provisions of any document that evidences or establishes the existence of Mortgagor or of any mortgage, credit or other agreement to which Mortgagor is a party or by which it is bound or that affects Mortgagor or the Property, or any part thereof; that it will preserve such title, and will forever warrant and defend the same unto Mortgagee and its successors and assigns, and will forever warrant and defend the validity and priority of such lien hereof against the claims of all Persons and parties whomsoever, subject only to the Permitted Encumbrances.

SECTION 1.02 (a) Mortgagor will, at the sole cost and expense of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, mortgaging, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed, mortgaged or assigned or intended now or hereafter so to be, or that Mortgagor may be or may hereafter become bound to convey, mortgage or assign to Mortgagee, or for more effectively carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver and hereby authorizes Mortgagee to execute and record in the name of Mortgagor to the extent it may be lawful to do so, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Mortgaged Property or any part thereof. Mortgagor will also, at Mortgagee’s request, sign any affidavits or other documents or instruments which may be necessary to maintain the priority of the lien of this Mortgage with respect to the Mortgaged Property or any part thereof, or to release or enforce such lien, including but not limited to any amendments, corrections, deletions or additions to this Mortgage.

(b) Mortgagor expressly agrees, intending that Mortgagee rely thereon, that this Mortgage shall also constitute a “security agreement,” as such term is defined in the Code with respect to the Chattels, Intangibles and other Mortgaged Property. Mortgagor further expressly agrees, intending that Mortgagee rely thereon, that this Mortgage, to the extent permitted by law, shall also constitute a “financing statement,” and a “fixture filing” as such term is defined in the Code with respect to the Fixtures (and for purposes thereof, Mortgagor confirms (i) the addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) are set forth above, (ii) this Mortgage is to be filed for recording in appropriate public records of the county or counties where the Mortgaged Property is located, (iii) Mortgagor is the record owner of the Mortgaged Property, (iv) Mortgagor’s state of organization is New Hampshire; and (v) Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage. By its execution of this Mortgage, Mortgagor hereby authorizes Mortgagee to file and/or record this Mortgage as a security instrument and fixture filing with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file one or more financing statements, amendments, fixture filings, renewals or continuation statements with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file any other document or instrument as may from time to time be permitted under the Code or which Mortgagee may otherwise deem desirable in connection with the Mortgaged Property or any part thereof. If requested by Mortgagee, Mortgagor agrees to sign all such financing statements, amendments, renewal or continuation statements and other instruments and documents or, at Mortgagee’s option, Mortgagee is hereby authorized by Mortgagor to sign all such financing statements, amendments, renewals or continuation statements, documents and instruments in Mortgagor’s name as Mortgagor’s attorney-in-fact. The foregoing authorization includes Mortgagor’s irrevocable authorization for Mortgagee at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Chattels (a) as “all assets” of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Chattels falls within the scope of the Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

SECTION 1.03 (a) Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, will cause this Mortgage, and any other security instrument creating a lien or evidencing the lien hereof upon the Chattels and/or the Intangibles and each instrument of further assurance to be filed, registered and/or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

(b) Mortgagor will pay all filing, registration or recording fees, taxes and other charges, and all costs and expenses incident to the execution, acknowledgment, delivery and recording and/or filing of this Mortgage, the other Loan Documents, any mortgage supplemental hereto, any security instrument with respect to the Chattels or the Intangibles, and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Chattels and/or the Intangibles, any other Loan Document or any instrument of further assurance.

(c) Upon Mortgagor’s full satisfaction of the Obligations, and termination of all obligations, if any, of Mortgagee to make future advances under the Note, at Mortgagor’s request and at Mortgagor’s sole cost and expense (including, without limitation, the payment of all reasonable legal fees and disbursements), Mortgagee shall execute and deliver to Mortgagor a release of the lien of this Mortgage and termination statements as to any Uniform Commercial Code financing statements filed by Mortgagee in respect of the Mortgaged Property. Mortgagor shall be responsible for the recordation and filing of such release and termination statements, and the cost thereof.

SECTION 1.04 Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Note, the Loan Documents and any Hedging Contract at the time and place and in the manner specified in the Note, the Loan Documents and any Hedging Contract, and all such principal and interest due in respect of the Note and the Loan Documents and amounts due under any Hedging Contract are hereby deemed an obligation due under this Mortgage.

SECTION 1.05 Mortgagor will, so long as it is the owner of the Mortgaged Property or any part thereof, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or entity under the laws of the state of its organization and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Mortgagor or to the Mortgaged Property or any part thereof.

SECTION 1.06 All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Property or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

SECTION 1.07 (a) Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against the Mortgaged Property, or any part thereof, or upon the revenues, rents, issues, income and profits of the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof (collectively, the “Impositions”). Mortgagor will, upon the request of Mortgagee, deliver to Mortgagee receipts evidencing the payment of all such Impositions, or any part thereof, or the revenues, rents, issues, income or profits thereof.

(b) Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the sole cost and expense of Mortgagor, without expense to Mortgagee.

(c) Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section so long as Mortgagor shall in good faith and at its own cost and expense contest the same in accordance with Section 10.1 of the Loan Agreement by appropriate legal proceedings that shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Property or any part thereof to satisfy the same; provided that during such contest Mortgagor shall, at the option of Mortgagee, provide security satisfactory to Mortgagee, assuring the discharge of Mortgagor’s obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Property or any other part of the Mortgaged Property, or any part thereof, because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.08 Mortgagor will pay any and all taxes, charges, fees and/or levies by reason of Mortgagee’s ownership of and interest in the Note, this Mortgage or the other Loan Documents or any Hedging Contract and/or resulting from the exercise by Mortgagee of any of its rights and/or remedies provided for under this Mortgage, except for income taxes. The obligations assumed by Mortgagor pursuant to this Section 1.08 shall survive the exercise by Mortgagee of any of its rights and/or remedies under this Mortgage.

SECTION 1.09 (a) Mortgagor shall keep the Property and Chattels insured against such perils and hazards, and in such amounts and with such limits, as Mortgagee may from time to time require, and in any event will continuously maintain, at Mortgagor’s sole cost and expense, the policies of insurance required under the terms of the Loan Agreement.

(b) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.09, unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under the standard mortgage endorsement. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

(c) Upon the request of Mortgagee, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the “Impound Account”) with Mortgagee for payment of real estate taxes and assessments and insurance on the Mortgaged Property and as additional security for the Obligations. Upon the request of Mortgagee, Mortgagor shall deposit in the Impound Account an amount determined by Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due annual installment of real estate taxes and assessments on the Mortgaged Property at least one (1) month prior to the delinquency date thereof (if paid in one installment) and the next due annual insurance premiums with respect to the Mortgaged Property at least one (1) month prior to the delinquency date thereof (if paid in one installment). Commencing on the next monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Obligations are fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no default hereunder has occurred and is continuing, all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no default hereunder has occurred and is continuing, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestablility of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee’s option and in Mortgagee’s discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor. The Impound Account is solely for the protection of Mortgagee and entails no responsibility on Mortgagee’s part beyond the payment of taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Mortgage by Mortgagee, any funds in the Impound Account shall be turned over to assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Mortgagee for the purposes of the Impound Account, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Mortgagor shall, within (10) days after receipt of written notice therefor, deposit with Mortgagee the full amount of any such deficiency. If

Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Mortgagee, together with interest thereon at the applicable Default Rate from the date so deposited by Mortgagee, until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage. If there is a default under this Mortgage which is not cured within any applicable grace or cure period, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the Obligations in whatever order Mortgagee shall subjectively determine. No such application of the Impound Account shall be deemed to cure any default hereunder. Upon full payment of the Obligations in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of the Impound Account then in Mortgagee’s possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

(d) Mortgagor shall give Mortgagee prompt written notice of any damage to, or destruction of, the Improvements, or any part thereof, or of any other casualty or loss at or affecting the Property or the Chattels. Mortgagee’s rights with respect to any insurance claim in respect of any such damage, destruction, casualty or loss shall be as provided in the Loan Agreement. To the fullest extent permitted by applicable law, the proceeds of any insurance coming into the possession of Mortgagee in respect of any damage, destruction, casualty or loss shall not be deemed trust funds, and Mortgagee shall have the option, in its sole discretion, to apply any insurance proceeds it may receive pursuant hereto or otherwise to the payment of the Obligations, or to allow all or a portion of such proceeds to be used for the restoration of the Mortgaged Property in accordance with the terms of the Loan Agreement.

(e) Mortgagor shall promptly commence and diligently continue to perform the repairs, restoration and rebuilding of the portion of the Improvements damaged or destroyed in accordance with the terms of the Loan Agreement.

SECTION 1.10 If Mortgagor shall fail to perform any of the covenants contained in Sections 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.20 hereof, Mortgagee may make advances to perform the same on its behalf upon ten (10) days’ prior written notice to Mortgagor, and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all sums so advanced on its behalf with interest at the Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained in said Sections 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.20 from constituting an Event of Default. To the extent permitted by law, Mortgagee shall be subrogated to all right, title, lien or equity, notwithstanding any release of record, of all Persons to whom Mortgagor may have paid any monies as provided in this Section 1.10, provided, however, that nothing in this Section 1.10 shall be deemed or construed to relieve Mortgagor of the obligation to make any such payment.

SECTION 1.11 (a) Mortgagor will permit Mortgagee and its agents, accountants and attorneys to visit and inspect the Property and examine its records and books of account and to discuss its affairs, finances and accounts with the officers of Mortgagor as provided in the Loan Agreement.

(b) Mortgagor will deliver to Mortgagee the financial reports and statements as and when required pursuant to [Section 9.2 of] the Loan Agreement.

(c) Mortgagor, within five (5) business days upon request in person, or within seven (7) business days upon request by mail, will furnish a written statement duly acknowledged of the amount due whether for principal or interest on the Note and whether any offsets, counterclaims or defenses exist against Mortgagee, or the Obligations, or any part thereof.

SECTION 1.12 Mortgagor will not commit any waste on the Mortgaged Property, or any part thereof, or make any change in the use of the Mortgaged Property, or any part thereof, that will in any way decrease the value of the Mortgaged Property or increase the risk of fire or other hazard or casualty arising out of construction or operation. Mortgagor will, at all times, maintain the Improvements in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are necessary or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without the prior written consent of Mortgagee, except where appropriate replacements free of superior title, liens and claims are immediately made having value at least equal to the value of the removed Chattels.

SECTION 1.13 Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or Chattels or any part thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee’s rights with respect to any such proceedings shall be as provided in the Loan Agreement (including, without limitation, Mortgagee’s right to participate, and to be represented by counsel selected by Mortgagee, in such proceedings). Any award or compensation payable in connection with any such proceedings is hereby assigned to and shall be paid to Mortgagee, which assignment is in addition to and not in limitation of any security interest granted herein. The proceeds of any award or compensation shall be applied as provided in the Loan Agreement.

SECTION 1.14 (a) Mortgagor will not (i) execute an assignment of any Leases affecting the Property or any part thereon, or the Rents, or any part thereof, from the Property, except in favor of Mortgagee, or (ii) subject in all respects to the terms of the Loan Agreement, except where the lessee under any Lease is in default thereunder, terminate or consent to the cancellation or surrender of any such Lease, now existing or hereafter entered into, having an unexpired term of one (1) year or more, except that, subject in all respects to the terms of the Loan Agreement, any Lease may be cancelled provided that promptly after the cancellation or surrender thereof a new Lease is entered into with a new lessee having a credit standing, in the reasonable judgment of Mortgagee, at least equivalent to that of the lessee whose lease was cancelled, on substantially the same or better terms as the terminated or cancelled Lease, or (iii) subject in all respects to the terms of the Loan Agreement, modify any such Lease so as to shorten the unexpired term thereof or so as to decrease the amount of the Rents payable thereunder, or (iv) subject in all respects to the terms of the Loan Agreement, accept prepayments of any installments of Rents to become due under such Leases, except prepayments in the nature of security for the performance of the lessees thereunder, or (v) subject in all respects to the terms of the Loan Agreement, in any other manner materially impair the value of the Mortgaged Property or the security of this Mortgage in the reasonable judgment of Mortgagee.

(b) Subject in all respects to the terms of the Loan Agreement, Mortgagor will not execute any Lease of all or a substantial portion of the Property except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed promptly, all of the covenants, conditions and agreements contained in all Leases of the Property, or any part thereof, now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee under each Lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such Leases provide for the giving by the lessee of an estoppel certificate with respect to the status of any such Leases, Mortgagor shall exercise its right to request such certificates within ten (10) days of any demand therefor by Mortgagee.

(c) Mortgagor shall furnish to Mortgagee all information concerning lessees or occupants of the Property or Improvements as required under the Loan Agreement.

SECTION 1.15 Unless otherwise prohibited by applicable law, each Lease of the Property, or of any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any Person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such Lease; provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said Lease, or (ii) any amendment or modification of the Lease made without the consent of Mortgagee or such successor in interest. Each such Lease shall provide that upon request by such successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

SECTION 1.16 Mortgagor hereby agrees that if in connection with the closing of the Loan (a) any of the Loan Documents or Hedging Contracts executed by Mortgagor misstates or inaccurately reflects the true and correct terms and provisions of the Loan or the Hedging Obligations or (b) Mortgagor failed to execute any documents or instruments that should have been executed by Mortgagor (regardless of whether said misstatement, inaccuracy or failure was due to the unilateral mistake of Mortgagee, the mutual mistake of Mortgagor and Mortgagee, or clerical error), then in such event, Mortgagor shall, within ten (10) days of Mortgagee’s request, and in order to correct any such misstatement, inaccuracy or failure, execute such new Loan Documents and/or Hedging Contracts as Mortgagee or any Affiliate Counterparty or any other Affiliate of Mortgagee may deem necessary or desirable to remedy said inaccuracy, mistake or failure.

SECTION 1.17 Mortgagor will receive the advances secured by this Mortgage, and will hold the right to receive such advances, as a trust fund to be applied first for the purpose of paying the cost of contractors and materialmen for any improvements to the Property.

SECTION 1.18 Mortgagor agrees that it shall indemnify and hold Mortgagee and any Affiliate Counterparty and any of its other Affiliates and their respective successors and assigns harmless against any loss or liability, cost or expense, including without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds and printing costs, arising out of or relating to any proceedings instituted by any contractor, subcontractor, materialman or other claimant alleging priority over the lien of this Mortgage by virtue of any work performed at the Property or materials provided to Mortgagor or any other party in connection with the Property.

SECTION 1.19 Mortgagor shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation in connection with the Property, the Note, the other Loan Documents and any Hedging Contracts and/or the business and affairs of Mortgagor.

SECTION 1.20 Mortgagor expressly covenants and agrees to pay in full all Expenses required to be paid hereunder and under the Loan Agreement and any other Loan Document as and when provided herein or therein, as applicable.

SECTION 1.21 RESERVED

SECTION 1.22 Mortgagor agrees as follows:

(a) Mortgagor agrees that the Property shall at all times comply, to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, as amended from time to time, the Fair Housing Amendments Act of 1988, as amended from time to time, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, as amended from time to time (collectively, “Access Laws”).

(b) Notwithstanding any provisions set forth herein or in any other documents regarding Mortgagee’s approval or alterations of the Property, Mortgagor shall not alter the Property in any manner that would increase Mortgagor’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Laws compliance from an architect, engineer, or other Person reasonably acceptable to Mortgagee.

(c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any Access Laws and of commencement of any proceedings or investigations related to compliance with applicable Access Laws.

SECTION 1.23 Except as expressly permitted under the terms of the Loan Agreement, Mortgagor shall not, directly or indirectly, sell, convey, dispose of, alienate, hypothecate, lease, assign, pledge, mortgage, encumber or otherwise transfer (each a “Transfer” and, collectively, “Transfers”) the Property, or any part thereof or interest therein (including, without limitation, any ownership interests, directly or indirectly, in Mortgagor), in any manner or way, whether voluntarily or involuntarily, and any such Transfer shall constitute an Event of Default hereunder giving Mortgagee the right, at its sole option, to declare any or all of the Obligations secured hereby immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article II hereof; and if such acceleration occurs during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition, such prepayment fee shall then be immediately due and payable to the same extent as though Mortgagor were prepaying the entire Obligations secured hereby on the date of such acceleration.

SECTION 1.24 The parties hereto agree that all sums that may or shall become due and payable by Mortgagor to Mortgagee or any Affiliate Counterparty or any other Affiliate of Mortgagee in accordance with any Hedging Contract, whether or not such Hedging Contract is directly between Mortgagor and Mortgagee or between Mortgagor and any Affiliate Counterparty or any other Affiliate of Mortgagee or any of their respective Affiliates, assignors or assignees, shall be secured by this Mortgage and shall constitute part of the Obligations secured hereby and the other Security Documents. Subject to the terms of Section 2.02, the lien of this Mortgage insofar as it secures payment of sums that may or shall become due and payable by Mortgagor to Mortgagee or any Affiliate Counterparty or any other Affiliate in accordance with any Hedging Contract is and shall continue to be equal in priority to the lien of this Mortgage insofar as it secures payment of the principal amount (but not interest (including interest at the Default Rate) consistent with Section 2.02 below) due under the Note.

(End of Article I)

ARTICLE II

Events of Default and Remedies

SECTION 2.01 The occurrence of any Default or Event of Default as defined in the Loan Agreement shall constitute a Default or Event of Default, as applicable, under this Mortgage.

Upon the occurrence of an Event of Default:

I. Acceleration of the Obligations. During the continuance of any such Event of Default, Mortgagee, by written notice given to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, together with all other Obligations, to be due and payable immediately, notwithstanding anything to the contrary herein or in the Note, the other Loan Documents or any Hedging Contract;

II. Possession of the Mortgaged Property. During the continuance of any such Event of Default, with or without the appointment of a receiver, or an application therefor, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Property, and each and every part thereof, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of Mortgagor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of any of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of Mortgagor, Mortgagee may procure title reports, title insurance, surveys, appraisals and such other reports as Mortgagee, in its sole discretion, shall deem necessary, and make all necessary or proper repairs, replacements, renewals and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable; and in every such case Mortgagee shall have the right to manage and operate the Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and the license of Mortgagor to collect Rents shall be automatically and without notice revoked, and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Property and every part thereof, all of which shall for all purposes constitute property of Mortgagor; and in furtherance of such right Mortgagee may collect the Rents payable under all Leases of the Property directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all Rents due and to become due under its Lease, and Mortgagor, for the benefit of Mortgagee and each such lessee hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee’s statement of default and shall unequivocally be authorized to pay said Rents to Mortgagee without regard to the truth of Mortgagee’s statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of Rent by the lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the lessee’s obligation under the Lease for the payment of Rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first to the payment of accrued interest under the Note, second, to the payment of the principal of the Note, when and as the same shall become payable, and finally to the payment of any other Obligations and sums required to be paid by Mortgagor under this Mortgage or the other Loan Documents or any Hedging Contract.

III. Foreclosure and Other Remedies. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1) sell (and in the case of any default by any purchaser, resell) the Mortgaged Property, or any part thereof, to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entirety or in parcels, and at such time and place upon such terms and after such notice thereof as may be determined by Mortgagee or as required or permitted by law; or

(2) institute proceedings for the complete or partial foreclosure of this Mortgage;

(3) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, this Mortgage or the other Loan Documents or any Hedging Contract, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect; or

(4) exercise any other right or remedy of a mortgagee or secured party under the laws of the State.

IV. Power of Sale. Mortgagor hereby unconditionally and irrevocably gives, grants, sets over and confirms unto Mortgagee the Power of Sale, which Power of Sale may be unconditionally exercised at any time or times after an Event of Default and in connection therewith, Mortgagor hereby (a) consents to any one or more adjournments of the sale date which Mortgagee may grant, consent to and/or schedule, whether or not Mortgagor is notified of such adjournment and (b) waives any and all objections Mortgagor may have to the date of sale, the place of sale, the terms of sale and any other matter selected by Mortgagee. The sale by Mortgagee of less than the whole of the Mortgaged Property shall not exhaust the right to sell any remainder of the Mortgaged Property, and Mortgagee is specifically empowered to make a successive sale or sales until the whole of the Mortgaged Property shall be sold. If the proceeds of the sale of less than the whole of the Mortgaged Property is less than the aggregate of the Obligations or any other obligations secured hereby and payable under subsection (d) of Section 2.02, then this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made.

V. Assent to Decree. Mortgagor hereby assents to the passage of a decree for the sale of the Mortgaged Property, or any part thereof, by any court having jurisdiction, without notice to Mortgagor (except as expressly required by applicable law).

VI. Appointment of Receiver. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Obligations, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to appoint a receiver or receivers in respect of the Property and/or other Mortgaged Property, and Mortgagor hereby consents to the appointment of such receiver or receivers.

VII. Rights of a Secured Party. Mortgagee shall also have such other rights and/or remedies provided to a Mortgagee and/or a secured party by the Code.

VIII. Other Remedies. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not any other obligations or liabilities shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of a mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced. In addition, Mortgagee shall have the right to set-off all or any part of any amount due by Mortgagor to Mortgagee under any of the Loan Documents, against any indebtedness, liabilities or obligations owing by Mortgagee in any capacity to Mortgagor, including any obligation to disburse to Mortgagor any funds or other property on deposit with or otherwise in the possession, control or custody of Mortgagee.

SECTION 2.02 (a) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold and shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation, of the State. As long as the Obligations secured by this Mortgage remain unpaid, Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, including, without limitation, any affidavit, instrument, document or filing required pursuant to any applicable statute, rule or regulation of the State, as the same may be amended from time to time, and may substitute one or more Persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of Mortgagee, for that purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

(c) In the event of any sale made under or by virtue of this Article II (whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure or a Power of Sale), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant to this Mortgage, any other Loan Document or any Hedging Contract, immediately thereupon, shall, anything in the Note, this Mortgage, any other Loan Document or any Hedging Contract to the contrary notwithstanding, become due and payable.

(d) The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First: To the payment of all Expenses, including without limitation, the costs and expenses of such sale, including, but not limited to, the reasonable compensation to Mortgagee, its agents and counsel, and any sums that may be due under and/or pursuant to any statute, rule, regulation and/or law which imposes any tax, charge, fee and/or levy in connection with and/or arising from the exercise of any right and/or remedy under this Mortgage or the requirement that any sum be paid in order to record and/or file any deed, instrument of transfer or other such document in connection with any such sale and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second: To the payment of the whole amount then due, owing or unpaid upon the Note for interest on the unpaid principal, including, without limitation, interest at the Default Rate from and after the happening of any Event of Default from the due date of any such payment of principal until the same is paid.

Third: On a pari passu basis, to the payment of the whole amount then due, owing or unpaid (x) upon the Note for principal, and (y) all Hedging Obligations.

Fourth: To the payment of the whole amount then due, owing or unpaid upon the other Obligations and any other sums required to be paid thereunder with interest on such other Obligations and other sums at the Default Rate from and after the happening of any Event of Default from the due date of any such other Obligations and other sums until the same is paid.

Fifth: To the payment of the whole amount then due, owing or unpaid upon any other note made by Mortgagor held by Mortgagee for principal and interest, with interest on the unpaid principal at the default rate set forth in such other note, if applicable, from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid.

Sixth: To the payment of any other Obligations and any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, the Note or the other Loan Documents or any Hedging Contract.

Seventh: To the payment of the surplus, if any, to Mortgagor.

(e) Upon any sale made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure and sale, or a Power of Sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations of Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

SECTION 2.03 (a) In case an Event of Default described in Section 2.01 shall have occurred and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, and all amounts due under any Hedging Contract, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover all outstanding Expenses including, without limitation, the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents, and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

(b) Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage along with the amount of any other Obligations, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, or any part thereof, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the debt hereby secured (including all Obligations), Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Note, the other Loan Documents and the Hedging Contracts and to enforce payment of all other charges, payments and costs due under this Mortgage, the other Loan Documents and the Hedging Contracts and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of the commencement of any case against Mortgagor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges and costs and other Obligations due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property;

provided, however, that in no case shall Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs and other Obligations from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

(c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, or any part thereof, of any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied to the Obligations by Mortgagee in accordance with the provisions of subsection (d) of Section 2.02.

SECTION 2.04 After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note, and/or all other Obligations and/or other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, Mortgagor will (a) consent to the service of process as provided in Section 3.11 hereof and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of all the earnings, revenues, rents, issues, profits and income thereof.

SECTION 2.05 Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

SECTION 2.06 No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage shall affect the obligation of Mortgagor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

SECTION 2.07 Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property, or any part thereof, marshaled upon any foreclosure hereof. Mortgagor, for itself and all who may claim under it, further waives and relinquishes (i) all rights to a marshalling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Mortgaged Property, and agrees not to assert any right under any law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatsoever, (ii) any right to bring or utilize any defense, counterclaim or setoff; provided, if any defense, counterclaim or setoff is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed, and (iii) any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

SECTION 2.08 During the continuance of any Event of Default, and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Property, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property, or any part thereof that is in its possession for such period, and upon default of any such payment, will vacate and surrender possession of the Mortgaged Property, or any part thereof, to Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of the Property for non-payment of rent, however designated.

(End of Article II)

ARTICLE III

Miscellaneous

SECTION 3.01 In the event any one or more of the provisions contained in this Mortgage or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02 All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if given or served in accordance with the provisions of Section 15.1 of the Loan Agreement to the addressee(s) and address(es) specified therein (as such address(es) may be changed pursuant to the provisions of Section 15.1 of the Loan Agreement).

SECTION 3.03 All covenants hereof shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of the laws of the State or any other applicable law.

SECTION 3.04 All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon Mortgagor and shall inure to the benefit of Mortgagee, for itself and as agent for any Affiliate Counterparty or other Affiliate of Mortgagee holding any Obligations, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term “Mortgagor” shall include and refer to the mortgagor named herein, any subsequent owner of the Mortgaged Property, or any part thereof, and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

SECTION 3.05 Nothing in this Mortgage, the Note or in any other Loan Documents between Mortgagor and Mortgagee shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under the Note or any other Loan Documents, which are or could be held to be in the nature of interest and which would subject Mortgagee to any penalty or forfeiture under applicable law, then, ipso facto, the obligations of Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law. Should Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error, and shall automatically be applied to reduce the outstanding principal balance of the Obligations.

SECTION 3.06 (a)This Mortgage and all of the terms, covenants, provisions, conditions and grants contained in this Mortgage cannot be altered, amended, waived, modified or discharged orally, and no executory agreement shall be effective to modify, waive or discharge, in whole or in part, anything contained in this Mortgage unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment, waiver or discharge is sought.

(b) Any amendment, waiver or consent with respect to this Mortgage that (i) amends or modifies this Section 3.06, (ii) except to the extent that Mortgagee is similarly adversely impacted, modifies any other provision of this Mortgage in a manner that adversely impacts the rights of an Affiliate Counterparty: (x) with respect to the priority hereunder of any security for any Hedging Obligations (including, without limitation, the definitions of Affiliate Counterparty, Obligations, Hedging Contract and Hedging Obligations, and the provisions of Section 2.02(d) hereof), or (y) as an indemnitee hereunder; or (iii) imposes any additional obligations on an Affiliate Counterparty, in each case under this Section 3.06(b) shall, in addition to the consent of Mortgagee, require the consent of any Affiliate Counterparty.

SECTION 3.07 Mortgagor acknowledges that it has received a true copy of this Mortgage.

SECTION 3.08 Time is of the essence as to each of Mortgagor’s obligations under this Mortgage.

SECTION 3.09 The information set forth on the cover hereof is hereby incorporated herein.

SECTION 3.10 The Mortgaged Property includes, and shall be deemed to include, inter alia, the Chattels and the Intangibles, regardless of whether they are held or hereafter acquired, by Mortgagor in, to and under the Mortgaged Property. By executing and delivering this Mortgage, Mortgagor has granted, in the same manner and with the same effect described in the Granting Clause hereof, to Mortgagee for itself and as agent for any Affiliate Counterparty or other Affiliate holding any Obligations, as additional security, a security interest in the Chattels and the Intangibles which are subject to the Code. If any Event of Default shall occur, Mortgagee shall have, in addition to any and all other rights and remedies set forth in this Mortgage and any other Loan Document, and may exercise without demand, any and all rights and remedies granted to a secured party under the Code, including, but not limited to, the right to take possession of the Chattels and the Intangibles, or any part thereof, and the right to advertise and sell the Chattels and the Intangibles, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage. Mortgagor agrees that any notice of sale or other action intended by Mortgagee with respect to the Chattels and the Intangibles, or any part thereof, shall constitute reasonable notice if it is sent to Mortgagor not less than ten (10) days prior to any such sale or intended action. The proceeds of any such sale of the Chattels and the Intangibles, or any part thereof, shall be applied in the manner set forth in of Section 2.02 (d) of this Mortgage.

SECTION 3.11 The enforcement of this Mortgage shall be governed, construed and interpreted by the laws of the State (without giving effect to the State’s principles of conflicts of law).

SECTION 3.12 By inspecting the Property or other Mortgaged Property, or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents or any Hedging Contract, Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.

SECTION 3.13 Mortgagor and Mortgagee shall upon a mutual agreement to do so execute such documents as may be necessary in order to effectuate the modification of this Mortgage, including the execution of substitute mortgages, so as to create two or more coordinate liens on the Mortgaged Property or a portion thereof in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Mortgage Amount, together with all other Obligations secured by this Mortgage. Mortgagor shall pay all costs in connection with said modification, including, but not limited to, title examination costs, title insurance premiums, charges, and any mortgage recording taxes. Nothing contained herein shall require Mortgagee to execute said documents if the property encumbered by said coordinate mortgages shall be less than the property mortgaged hereby.

SECTION 3.14 If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated, and liable hereunder. Mortgagee may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under any of the Loan Documents or any Hedging Contract. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.

SECTION 3.15 MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE, MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST IN RESPECT OF ANY LITIGATION BASED ON THIS MORTGAGE, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE AND CONSTITUTES A MATERIAL INDUCEMENT FOR MORTGAGOR AND MORTGAGEE TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY. MORTGAGOR AND MORTGAGEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

SECTION 3.16 MORTGAGOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF MORTGAGEE ON THIS MORTGAGE, ANY AND EVERY RIGHT MORTGAGOR MAY HAVE (I) TO OBJECT TO THE JURISDICTION OR VENUE OF ANY STATE COURT IN HILLSBOROUGH COUNTY OR ANY FEDERAL COURT LOCATED IN THE STATE , (II) TO INJUNCTIVE RELIEF, (III) TO INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (IV) TO HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT MORTGAGOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST MORTGAGEE WITH RESPECT TO ANY ASSERTED CLAIM. THE FOREGOING WAIVERS ARE GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF ANY OR ALL OF THE FOREGOING WAIVERS.

SECTION 3.17 Mortgagee, in its sole discretion, shall have the right to announce and publicize relevant information with respect to the financing secured by this Mortgage, as it deems appropriate or desirable, by means and media selected by Mortgagee, including, but not limited to, newspapers, magazines, trade publications and the like. Such publicity may, at Mortgagee’s discretion, include all pertinent information relating to the Note, the Loan Agreement, the Mortgage and the Property including, without limitation, the term, purpose, interest rate, Mortgage Amount, name of Mortgagor and Mortgagee, location of the Property and the nature of any Improvements. The form and content of the published information shall be in the sole discretion of Mortgagee. All expenses related to such publicity shall be the sole responsibility of Mortgagee.

SECTION 3.18 Mortgagor hereby indemnifies Mortgagee and any Affiliate Counterparty and any other of its Affiliates (including their respective agents and representatives) and holds Mortgagee and any Affiliate Counterparty and any other of its Affiliates (including their respective agent and representatives) harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Loan, other Obligations, the Mortgaged Property, the Loan Documents or any Hedging Contract, including, without limitation, any Claim arising out of or resulting from any assertion or allegation that Mortgagee or any Affiliate Counterparty or any other Affiliate of Mortgagee is liable for any act or omission of Mortgagor or any other Person in connection with the ownership, development, financing, operation or sale of the Mortgaged Property, or any part thereof; provided, however, that Mortgagor shall not be obligated to indemnify Mortgagee or any Affiliate Counterparty or any other Affiliate of Mortgagee with respect to any Claim that is determined by a final non-appealable order or judgment as arising solely from the gross negligence or willful misconduct of

Mortgagee or any Affiliate Counterparty or any other of its Affiliates, or any of their respective agents or representatives to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Mortgagee, or any Affiliate Counterparty or any other Affiliates of Mortgagee or any of their respective agents or representatives is a proper party. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and the Hedging Obligations and shall survive the repayment of the Loan and any Hedging Obligations, any foreclosure or deed in lieu thereof and any other action by Mortgagee or any Affiliate Counterparty or any other Affiliates of Mortgagee to enforce the rights and remedies of Mortgagee or any Affiliate Counterparty or any other Affiliate Counterparty or any other Affiliate of Mortgagee hereunder or under the other Loan Documents or under any Hedging Contract.

SECTION 3.19 This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same mortgage.

SECTION 3.20 Mortgagor and Mortgagee acknowledge and agree that an Affiliate Counterparty or other Affiliate of Mortgagee may be providing a Hedging Contract as an accommodation to the Mortgagor; accordingly, it is intended by the parties that all Hedging Obligations shall be secured by this Mortgage and Mortgagee, as agent for such Affiliate Counterparty or other Affiliate, shall collect and pay over to such Affiliate Counterparty or other Affiliate amounts received from Mortgagor and/or the collateral to satisfy the Hedging Obligations in the manner and order set forth in this Mortgage and the other Loan Documents. The parties acknowledge that Mortgagee has the right to acquire a participation or other interest in the Hedging Obligations to facilitate the collateralization of the same.

(End of Article III)

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the day and year first above written.

MORTGAGOR:
Signed, Sealed and Delivered In the Presence of:	UNITIL REALTY CORP.

	By:	/s/ Todd R. Diggins
Witness:		Name: Todd R. Diggins
Title: Treasurer

MORTGAGEE:

TD Bank, N.A.

By:	/s/ Timothy J. Whitaker
Name: Timothy J. Whitaker Title: Director

[Signature Page to Mortgage and Security Agreement]

ACKNOWLEDGEMENT

STATE OF NEW HAMPSHIRE

COUNTY OF Rockingham

The foregoing Instrument was acknowledged before me this 16th day of December, 2020, by Todd R. Diggins, duly authorized Treasurer of UNITIL REALTY CORP., a New Hampshire corporation, on behalf of the same.

/s/ Sandra L. Whitney
Notary Public
My Commission Expires: 1/22/25
Seal
Affix Seal/ Stamp within box

STATE OF NEW HAMPSHIRE

COUNTY OF Hillsborough

The foregoing instrument was acknowledged before me this 16th day of December, 2020, by Timothy J. Whitaker, duly authorized Director of TD BANK, N.A., a national banking association, on behalf of the same.

/s/ Camille Holton Dicroce
Notary Public
My Commission Expires: 9/21/21
Seal

Affix Seal/ Stamp within box

SCHEDULE A

Legal Description

Unitil-6 Liberty Lane West

A certain tract of land with all improvements thereon, located in Hampton, Rockingham County, New Hampshire, shown as Parcel 2 on a certain plan entitled, “Subdivision Plan for Asset Title Holding, Inc., Liberty Lane West, County of Rockingham, Hampton, NH” by Richard P. Millette and Associates, dated November 11, 1994, last revised December 22, 1994, recorded in the Rockingham County Registry of Deeds as Plan No. D-23674 (the “Plan”), and more particularly bounded and described as follows:

Beginning at an iron rod in the southerly sideline of Timber Swamp Road, said rod being the northwesterly corner of the parcel herein conveyed;

thence proceeding along the said southerly sideline of Timber Swamp Road N 64° -28’ -10” E, a distance of 52.71 feet, to an iron rod;

thence proceeding N 67° -02’ -20” E along the said southerly sideline of Timber Swamp Road, a distance of 139.81 feet to an iron rod;

thence continuing along the southerly sideline of Timber Swamp Road N 58° -47’ -30” E, a distance of 500.53 feet to an iron pipe found at the northeasterly corner of the herein described premises at land now or formerly of Asset Title Holding, Inc.,;

thence turning and running along land of said Asset Title Holding, Inc. S 26° -49’ -00” E, a distance of 635.45 feet to an iron rod at other land of said Asset Title Holding, Inc.;

thence continuing along said other land of Asset Title Holding, Inc. S 26° -49’ -00” E, a distance of 29.19 feet to an iron rod at the southeasterly corner of the herein described premises;

thence turning and running S 84° -36’ -16” W, still along other land of Asset Title Holding, Inc., a distance of 36.33 feet to an iron rod;

thence proceeding along a curve to the left which has a radius of 770.00 feet, an arc length of 615.06 feet, along said other land of Asset Title Holding, Inc., to an iron rod;

thence proceeding along a curve to the right which has a radius of 305.00 feet, an arc length of 146.18 feet to an iron rod;

thence proceeding S 66° -17’ -57” W, a distance of 162.03 feet to an iron rod;

thence proceeding along a curve to the right which has a radius of 25.00 feet, an arc length of 39.27 feet to an iron rod;

thence proceeding N 23° -42’ -03” W, a distance of 124.58 feet to an iron rod;

thence proceeding along a curve to the right which has a radius of 305.00 feet, an arc length of 123.55 feet to an iron rod;

thence proceeding N 00° -29’ -28” W, a distance of 190.96 feet to an iron rod;

thence proceeding along a curve to the right which has a radius of 55.00 feet, an arc length of 40.19 feet to an iron rod;

thence proceeding along a curve to the left which has a radius of 145.00 feet, an arc length of 169.32 feet to an iron rod;

thence proceeding N 25° -31’ -50” W, a distance of 33.75 feet to an iron rod;

thence proceeding along a curve to the right which has a radius of 25.00 feet, an arc length of 39.27 feet to an iron rod at the southerly sideline of said Timber Swamp Road at the point of beginning, the last ten mentioned courses being along the land of said Asset Title Holding, Inc.

Said parcel containing 531,627 square feet (12.20 acres).

Together with a perpetual nonexclusive easement, in common with others, to (a) use, maintain, repair and replace the common access road serving the premises granted and conveyed hereby, as currently located on Parcel 1 of the Plan (such access road being shown on the Plan as “Paved Drive” and “Access Road Area”) and, (b) install, use, maintain, repair, replace and add utilities (including water, sewer, drainage, electricity, telephone, gas, fire alarm and security systems) serving the premises granted and conveyed hereby and located within or on either side of such common access road.